UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

RED TRAIL ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2011 Annual Members’ Meeting

On June 23, 2011, Red Trail Energy, LLC (“Red Trail”) held its 2011 annual members’ meeting (“Annual Meeting”) to vote on an amendment to Section 2.5 of the Amended and Restated Member Control Agreement, the election of two governors whose terms were scheduled to expire in 2011, to conduct an advisory vote on our executive compensation called “Say-on-Pay” and to conduct an advisory vote on the frequency of the Say-on-Pay vote.

Proposal One: Amendment to Section 2.5 of the Amended and Restated Member Control Agreement

The proposal to amend section 2.5 of the Company's Amended and Restated Member Control Agreement from two-thirds of the outstanding units to two-thirds of the units represented at the member meeting, in person or by proxy, was not passed as it did not receive the support of two-thirds of total outstanding units as of the Record Date. Total units represented, in person or by proxy, at the Annual Meeting was 26,649,687 and 26,797,322 were necessary to pass the proposal. The votes for the proposal were as follows:

For	Against	Abstentions
22,496,307	2,220,200	1,933,180

Proposal Two: Election of Governors

Ronald Aberle and Ambrose Hoff were elected by a plurality vote of the members to serve terms which will expire in 2014. The votes for the nominee governors were as follows:

Nominee Directors	For
Ronald Aberle	27,550,975
Ambrose Hoff	23,754,083

Proposal Three: Advisory Vote on Say-On-Pay

The compensation policies in place for our executives officers was approved by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstentions
24,008,254	1,038,253	1,603,180

Proposal Four: Advisory Vote on the Frequency of Say-On-Pay Vote

The members voted by a plurality vote to hold the Say-on-Pay vote every three years. The votes were as follows:

Every year	Every 2 years	Every 3 years	Abstentions
2,744,750	2,781,665	19,646,592	1,476,680

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

Date: June 28, 2011	/s/ Kent Anderson
Kent Anderson
Chief Financial Officer